UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 25, 2024

RENOVARO BIOSCIENCES INC.
(Exact name of registrant as specified in its charter)

Delaware	001-38751	45-2259340
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)

2080 Century Park East, Suite 906

Los Angeles, CA 90067
(Address of principal executive offices)

+1 (305) 918-1980

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common Stock, par value $0.0001 per share	RENB	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07. Submission of Matters to a Vote of Security Holders.

On January 25, 2024, Renovaro Biosciences Inc., a Delaware corporation (“Renovaro”), held its special meeting stockholders (the “Meeting”) as described in the definitive proxy statement filed by Renovaro with the Securities and Exchange Commission on January 3, 2024, as amended and supplemented from time to time (the “Proxy Statement”). As disclosed in the Proxy Statement, as of the close of business on December 29, 2023, the record date for the Meeting, there were 67,224,089 shares of common stock, par value $0.0001 per share, of Renovaro (“Common Stock”) outstanding and entitled to vote at the Meeting and 561,010 shares of Series A Convertible Preferred Stock, par value $0.0001 per share, of Renovaro (“Series A Preferred Stock”) outstanding and entitled to vote at the Meeting, such shares of Series A Preferred Stock collectively representing 5,610,100 votes entitled to be cast at the Meeting. A total of 33,588,000 votes, representing approximately 46.12% of the voting power of Renovaro’s capital stock outstanding and entitled to vote at the Meeting and constituting a quorum, were represented in person or by proxy at the Meeting.

The final voting results for each of the proposals submitted to a vote of the Renovaro stockholders at the Meeting are as follows:

Proposal No. 1: Approval, for purposes of Listing Rule 5635 of The Nasdaq Stock Market LLC (“Nasdasq”), of the issuance of shares of Common Stock, pursuant to the Stock Purchase Agreement, dated September 28, 2023 (the “Stock Purchase Agreement”), by and among GEDi Cube Intl Ltd., the sellers party thereto, and Yalla Yalla Ltd., in its capacity as the representative of such sellers, which approval is necessary to consummate the transactions contemplated by the Stock Purchase Agreement. The stockholders approved this proposal as follows:

Votes For	32,181,201
Votes Against	10,324
Abstentions	1,997
Broker Non-Votes	1,394,478

Proposal No. 2: Approval of an amendment to Renovaro’s Certificate of Incorporation, as amended, to increase the total number of authorized shares of capital stock of Renovaro from one hundred ten million (110,000,000) to three hundred sixty million (360,000,000) and to increase the total number of authorized shares of Common Stock from one hundred million (100,000,000) to three hundred fifty million (350,000,000), which approval is necessary to consummate the transactions contemplated by the Stock Purchase Agreement. The stockholders approved this proposal as follows:

Votes For	33,488,508
Votes Against	96,582
Abstentions	2,910

Proposal No. 3: Approval of a decrease in the exercise price of the outstanding stock options held by Renovaro’s employees and consultants granted pursuant to the Enochian BioSciences Inc. 2019 Equity Incentive Plan (the “2019 Plan”) and the Renovaro Biosciences Inc. 2023 Equity Incentive Plan (the “2023 Plan” and, together with the 2019 Plan, the “Plans”) with current exercise prices above the closing price of the Common Stock as reported on Nasdaq on the date of the closing of the transactions contemplated by the Stock Purchase Agreement to such reported closing price, as required by Nasdaq Listing Rule 5635 and the terms of the Plans. The stockholders approved this proposal as follows:

Votes For	31,166,242
Votes Against	1,025,166
Abstentions	2,114
Broker Non-Votes	1,394,478

Proposal No. 4: Approval of an amendment to the 2023 Plan to increase the number of shares of Common Stock available for awards under the 2023 Plan by five million (5,000,000) shares. The stockholders approved this proposal as follows:

Votes For	32,145,204
Votes Against	45,717
Abstentions	2,601
Broker Non-Votes	1,394,478

Proposal No. 5: Approval to adjourn the Meeting, if necessary, for the purpose of soliciting additional proxies to approve any one or more of the foregoing proposals to be considered at the Meeting (the “Adjournment Proposal”). The stockholders approved this proposal as follows:

Votes For	32,805,974
Votes Against	780,020
Abstentions	2,006

Although the Adjournment Proposal was approved, the adjournment of the Meeting was not necessary to solicit additional proxies for approval of any of the other proposals considered at the Meeting.

Item 8.01. Other Events.

On January 25, 2024, Renovaro issued a press release announcing the final voting results for the Meeting. A copy of this press release is attached to this Current Report on Form 8-K as Exhibit 99.1 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

EXHIBIT NO.	DESCRIPTION	LOCATION
99.1	Press Release of Renovaro Biosciences, Inc. dated January 25, 2024	Furnished herewith
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RENOVARO BIOSCIENCES INC.

By:	/s/ Luisa Puche
Name: Luisa Puche Title: Chief Financial Officer

Date: January 25, 2024